Exhibit 31.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER

Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

I, Cameron Coburn, certify that:

(1)	I have reviewed this quarterly report on Form 10-QSB of Bank of Wilmington Corporation, a North Carolina corporation (the “small business filer”);

(2)	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

(3)	Based on my knowledge, the financial statements, and other financial information included in this quarterly report, fairly present in all material respects the financial condition, results of operations and cash flows of the small business filer as of, and for, the periods presented in this report;

(4)	The small business filer’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13(a)-15(e) and 15(d)-15(e)) for the small business filer and have:

(a)	Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the small business filer, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(b)	Evaluated the effectiveness of the small business filer’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures as of the end of the period covered by this report based on such evaluation; and

(c)	Disclosed in this report any change in the small business filer’s internal control over financial reporting that occurred during the small business filer’s most recent fiscal quarter (the small business filer’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the small business filer’s internal control over financial reporting; and

(5)	The small business filer’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the small business filer’s auditors and the audit committee of the small business filer’s board of directors (or persons performing the equivalent functions):

(a)	All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the small business filer’s ability to record, process, summarize and report financial information; and

(b)	Any fraud, whether or not material, that involves management or other employees who have a significant role in the small business filer’s internal control over financial reporting.

Date: November 14, 2005	By:	/s/ Cameron Coburn
Cameron Coburn
President and Chief Executive Officer